Exhibit 99.B(a)(6)

TRUSTFUNDS CASH+PLUS TRUST

WRITTEN INSTRUMENT AMENDING THE
DECLARATION OF TRUST

The undersigned, being all of the Trustees of TrustFunds Cash+Plus Trust, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to a Declaration of Trust dated March 15, 1982, do hereby amend, effective upon the filing of this instrument in the office of the Secretary of State of The Commonwealth of Massachusetts, the Declaration of Trust by deleting the words “TrustFunds” wherever it appears therein and inserting in place thereof the words “SEI”.

This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have signed these presents on the dates indicated.

/s/ ALFRED P. WEST, JR.	December 23, 1988
Alfred P. West, Jr.

/s/ WILLIAM M. DORAN	December 23, 1988
William M. Doran

/s/ EDWARD BINSHADLER	December 23, 1988
Edward Binshadler

/s/ RICHARD BLANCHARD	December 23, 1988
Richard Blanchard

/s/ F. WENDELL GOOCH	December 23, 1988
F. Wendell Gooch